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                                   EXHIBIT 21
                 DUCT UTILITY CONSTRUCTION & TECHNOLOGIES, INC.

                                  SUBSIDIARIES


FASTPOINT ACQUISITION CORP.
Incorporated 2001, Ohio


HK UTILITY CONSTRUCTION, INC.
Incorporated 4/27/01, Delaware


DURANGO COMMUNICATIONS, INC.
Incorporated 4/27/01, Delaware


DUCT 2, INC.
Incorporated 2001, Ohio


DUCT CONSTRUCTION SERVICES (DCS)
Incorporated 1997, Texas
FKA:  BJ Boring, Inc.